UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 6, 2010

             TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    Effective May 6, 2010, TBS International plc (the "the Company"), certain of its subsidiaries and their lenders agreed to modify their credit arrangements, including certain of the financial covenants thereunder.

    The amending documents are as follows:

• Amendment No. 3 and Waiver to Credit Agreement, dated as of March 31, 2010 and effective May 6, 2010, by and among Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. and Windsor Maritime Corp., TBS International plc, TBS International Limited, TBS Holdings Limited, TBS Shipping Services Inc., Bank of America, N.A., Citibank, N.A., DVB Group Merchant Bank (Asia) Ltd., TD Banknorth, N.A., Keybank National Association, Capital One Leverage Finance Corp., Compass Bank (as successor in interest to Guaranty Bank), Merrill Lynch Commercial Finance Corp., Webster Bank National Association, Comerica Bank and Tristate Capital Bank (the "Bank of America Amendment").

• Fourth Amendatory Agreement, dated April 30, 2010 and effective May 6, 2010, by and among Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp., Whitehall Marine Transport Corp., TBS International Limited, TBS Holdings Limited, TBS International Public Limited Company, DVB Group Merchant Bank (Asia) Ltd., The Governor and Company of the Bank of Ireland, DVB Bank SE and Natixis, (the "DVB Amendment").

• Third Amendment to Loan Agreement, dated April 22, 2010 and effective May 6, 2010, by and among Amoros Maritime Corp., Lancaster Maritime Corp., Chatham Maritime Corp., TBS International Limited, Sherwood Shipping Corp., TBS Holdings Limited, TBS International Public Limited Company and AIG Commercial Equipment Finance, Inc. (the "AIG Amendment").

• Supplemental Letter to the Loan Agreement, dated April 21, 2010 and effective May 6, 2010, by and among Claremont Shipping Corp., Yorkshire Shipping Corp., TBS International Limited, TBS International Public Limited Company and Credit Suisse AG (the "Credit Suisse Amendment").

• Supplemental Letter to the Loan Agreement, dated March 31, 2010 and effective May 6, 2010, by and among Grainger Maritime Corp., TBS International Limited and Joh. Berenberg, Gossler & Co. KG (the "Berenberg Amendment").

• Supplemental Letter to the Loan Agreement, dated March 31, 2010 and effective May 6, 2010, by and among Dyker Maritime Corp., TBS International Limited and Commerzbank AG (the "Commerzbank Amendment").

• Supplemental Agreement dated May 6, 2010 and effective May 6, 2010, among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., The Royal Bank of Scotland plc., Citibank, N.A., Landesbank Hessen-Thüringen Girozentrale, Norddeutsche Landesbank Girozentrale, Alliance & Leicester Commercial Finance plc, and Bank of America, N.A. (the "RBS Amendment").

• Supplemental Agreement dated May 7, 2010 and effective May 7, 2010 relating to the Guarantee Facility Agreement, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp.,  and The Royal Bank of Scotland plc. Fifth Amendatory Agreement, dated April 30, 2010 and effective May 6, 2010, amending and supplementing the Bareboat Charter Party by and among Adirondack Shipping LLC, TBS International Limited and Fairfax Shipping Corp., dated as of January 24, 2007 (the "Adirondack Agreement").

•  Fifth Amendatory Agreement, dated April 30, 2010 and effective May 6, 2010, amending and supplementing the Bareboat Charter Party by and among Rushmore Shipping LLC, TBS International Limited and Beekman Shipping Corp., dated as of January 24, 2007 (collectively with the Adirondack Agreement, the "Bareboat Charters").

    The credit facilities, as amended, contain usual and customary covenants, including the financial covenants described more fully below, minimum collateral coverage covenants, a $15 million minimum cash liquidity requirement, and a net present rental value covenant limiting net present rental value payable by the Company or any of its subsidiaries to $45 million.

    Summary of material financial covenants in place subsequent to March 31, 2010:

Minimum Consolidated Interest Charges Coverage Ratio
Not less than a ratio of 2.50 to 1.00 at March 31, 2010, 3.00 to 1.00 at June 30, 2010 and 3.75 to 1.00 at September 30, 2010 of (x) consolidated EBITDA, as defined in the agreements, for the four previous quarters, to (y) consolidated interest expense for the same period.  Not measured after September 30, 2010.

Maximum Consolidated Leverage Ratio
Not more than a ratio of 5.00 to 1.00 at June 30, 2010, 3.75 to 1.00 at September 30, 2010, 3.00 to 1.00 at December 31, 2010 and March 31, 2011, 2.75 to 1.00 at June 30, 2011 and 2.50 to 1.00 at September 30, 2011 and thereafter of (x) consolidated funded indebtedness to (y) consolidated EBITDA for the four previous quarters.

Minimum Consolidated Fixed Charge Coverage Ratio
Not less than a ratio of 1.10 to 1.00 at December 31, 2010, 1.30 to 1.00 at March 31, 2011, 1.50 to 1.00 at June 30, 2011 and 1.75 to 1.00 at September 30, 2011 and thereafter of (x) consolidated EBITDA  for the four previous quarters to (y) the sum of consolidated interest expense for the same period plus regularly scheduled debt payments for the following 12 months.

    The interest rate applicable under the Bank of America Amendment and DVB Amendment is LIBOR plus 5.25% through June 30, 2010, rising 0.50% July 1, 2010 and rising 0.50% semiannually thereafter until reaching LIBOR plus 7.25% on January 1, 2012.  The interest rate applicable under the AIG Amendment is LIBOR plus 5.00% subject to a 10% minimum, the interest rate applicable under the Credit Suisse Amendment is LIBOR plus 3.25%, the interest rate applicable under the Berenberg Amendment is LIBOR plus 5.00%, the interest rate applicable under the Commerzbank Amendment is LIBOR plus 4.00% through December 31, 2011, and the interest rate applicable under the RBS Amendment is LIBOR plus 5.00% ..  The daily charter hire rates under the amended Bareboat Charters are $8,240 per day for months 40 to 48, $8,110 per day for months 49 to 60, $8,030 per day for months 61 to 72 and $7,950 per day for months 73 to 84.

    The Company incurred approximately $1.7 million in deferred financing cost in connection with the May 2010 waiver extensions, amendments and restatements to the credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information under Item 1.01 is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

    TBS International plc issued a press release announcing the amendments.  The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

    The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release.
10.1
Appendix 1 to the Supplemental Agreement dated May 6, 2010 and effective May 6, 2010, among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., The Royal Bank of Scotland plc., Citibank, N.A., Landesbank Hessen-Thüringen Girozentrale, Norddeutsche Landesbank Girozentrale, Alliance & Leicester Commercial Finance plc, and Bank of America, N.A. (the "RBS Amendment").

10.2
Appendix 1 to the Supplemental Agreement dated May 7, 2010 and effective May 7, 2010 relating to the Guarantee Facility Agreement, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp.,  and The Royal Bank of Scotland plc. Fifth Amendatory Agreement, dated April 30, 2010 and effective May 6, 2010, amending and supplementing the Bareboat Charter Party by and among Adirondack Shipping LLC, TBS International Limited and Fairfax Shipping Corp., dated as of January 24, 2007 (the "Adirondack Agreement").

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: May 11, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer